EXHIBIT 99.1

Details of 2008 MIP by Executive Officer

Executive Officer	Title	Range of Annual Bonus Opportunity as % of Base Salary	Performance Period	Weighting of Financial Performance Goals (Revenue/Adjusted EBITDA)

Michael P. Marrow	President and CEO	50-100%	Annual	50/50%

George H. Hepburn III	Senior Vice President and CFO	50-80%	Annual	50/50%

James M. McClenahan	Senior Vice President, Sales	50-150%	Quarterly	60/40%

Arthur D. Di Bari	Senior Vice President, Operations	50-150%	Quarterly	50/50%

Pamela R. Schneider	Senior Vice President, General Counsel and Secretary	50-80%	Annual	50/50%

Joseph R. Doolan	Vice President, Controller	40-60%	Annual	50/50%

Michael V. Hoehne	Vice President, HR	40-60%	Annual	50/50%